UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: June 10, 2005
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     This Current Report on Form 8-K (this “Form 8-K”) is to describe director and executive officer compensation actions taken by the Compensation Committee of OrthoLogic Corp. (“OrthoLogic”) and approved by OrthoLogic’s Board of Directors (the “Board”) at a meeting of the Board on June 10, 2005 (the “June 10 Board Meeting”).

Director Compensation Plan

     At the June 10 Board Meeting, the Board approved the OrthoLogic Corp. Director Compensation Plan, effective June 10, 2005 (the “Plan”). Under the Plan, OrthoLogic shall pay each non-employee director the following annual compensation:

     • Cash. $24,000 per year, payable quarterly in advance, plus $1,000 for attendance by telephone or in person at each meeting of the Board, payable quarterly in arrears. This provision is effective as of June 10, 2005.

     • Options. Options to purchase 10,000 shares of OrthoLogic common stock, to be issued as of January 1 each year to each director serving as of such date. The options will be issued under the OrthoLogic Corp. 1997 Stock Option Plan or another plan approved by stockholders, and will be exercisable at 100% of the market value of the shares on the date of grant, determined in accordance with the provisions of the relevant plan. The options will be fully-vested and exercisable immediately. This provision is effective as of June 10, 2005.

     • Restricted Stock. That number of shares of OrthoLogic common stock with an aggregate market value equal to $25,000, determined on the basis of the closing market price on the trading day next preceding the date of issuance, to be issued as of January 1 each year to each director serving as of such date. The restricted shares will be issued pursuant to a letter of restricted stock grant in customary form which will provide, among other things, that the shares will be subject to repurchase by OrthoLogic at a purchase price equal to their par value per share if the receiving director ceases to serve as a director for any reason prior to the first anniversary of the date of issuance. This element of the plan relating to the issuance of restricted shares will be void unless approved by the OrthoLogic stockholders no later than the 2006 annual stockholders meeting. The directors of OrthoLogic in office as of June 10, 2005 will be entitled to receive 6,510 shares of OrthoLogic restricted common stock ($25,000 in value based on the closing market price on June 10, 2005) if such issuance is approved by OrthoLogic stockholders no later than the 2006 annual stockholders meeting. Likewise, the issuance of restricted stock that otherwise would occur on January 1, 2006, will be made only if approved by OrthoLogic stockholders no later than the 2006 annual stockholders meeting.

Compensation of Chief Financial Officer

     At the June 10 Board Meeting, the Board also set the base annual salary for Sherry A. Sturman, OrthoLogic’s Chief Financial Officer, at $225,000. A description of this salary increase is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Actions by the Board related to the base salary compensation of Sherry A. Sturman

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005	ORTHOLOGIC CORP.
/s/ James M. Pusey
James M. Pusey
Chief Executive Officer

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